Exhibit 99.2

FINANCIAL SUPPLEMENT TO FIRST QUARTER 2011 EARNINGS RELEASE

Summary

Quarterly profit of $0.01 per diluted share reflects improved core business performance; Credit trends continue to improve; Commercial and Industrial loans continue to grow

•	Strong taxable-equivalent net interest income and lower loan loss provision propel first quarter performance

•	First quarter results include:

•	$82 million in securities gains

•	Loan loss provision declined 29% to $482 million

•	Inflows of non-performing loans declined 23% linked quarter to $730 million

•	Pre-tax pre-provision net revenue totaled $539 million; on an adjusted basis, was $460 million, or 16% higher compared to the same period a year ago

Credit trends continue to improve

•	Non-performing loans, excluding loans held for sale, decreased $73 million or 2% linked quarter, and have declined for four consecutive quarters

•	Net charge-offs decreased $201 million or 29% to $481 million; or an annualized 2.37% of loans as compared to fourth quarter’s 3.22%.

•	Loan loss provision essentially matched net charge-offs resulting in an 8 basis points increase to 3.92 percent in the allowance for loan losses to net loans

•	Allowance coverage ratio (ALL/NPL, excluding loans held for sale) rose to 1.03x as of March 31, 2011, as compared to 1.01x at December 31, 2010 and 0.86x at March 31, 2010

Focus on customers remains a strategic priority; C&I lending continues its momentum

•	According to a report issued by the Temkin Group, Regions ranked as the top bank for customer experience, and as one of the top companies in America for customer service across all industries.

•

Independent research by TNS, the world’s largest custom research company, awarded Regions two of its inaugural Choice Awards (a National and a Regional) based on the company’s leading “Competitive Momentum” as measured by bank’s customer growth, service quality, brand health and marketing communications.

•	According to Gallup, Regions ranked in the top decile in customer loyalty among retail banks the last 5 quarters

•

Average commercial & industrial loans, primarily middle market, increased $933 million or 4% linked quarter. Notably, the company experienced increases in 65% of its markets and commercial and industrial balances have grown for nine consecutive months.

•

Average loans outstanding declined $1.7 billion or 2% linked quarter, due to our continued de-risking efforts, particularly involving investor real estate, which decreased $1.4 billion in the first quarter.

Net interest margin expansion driven by improving funding mix and slower prepayments resulting in lower investment portfolio premium amortization

•	Net interest income decreased $14 million, or 2% linked quarter, due to the decline in number of days in the first quarter versus the fourth quarter

•

Net interest margin improved 7 basis points to 3.07 percent as slower prepayments resulted in lower investment portfolio premium amortization in mortgage-backed securities, lower deposit costs, and lower average cash balances at the Federal Reserve

•	Deposit costs declined another 5 basis points to 0.59%, driven by the company’s improvement in funding mix; ending low-cost deposits increased $1.9 billion linked quarter or 3% linked quarter

•	Aggregate loan yield decreased 3 basis points linked quarter to 4.31% due to interest rate hedges that matured during the quarter

Modest decline in non-interest revenue; Non-interest expenses show improvement

•

Non-interest income decreased $370 million, but $31 million or 4% linked quarter adjusted for the following: $333 million and $82 million in securities gains in fourth quarter 2010 and first quarter 2011, respectively, a $26 million gain and $3 million loss on sale of mortgage loans, respectively, and $59 million in leveraged lease terminations gains in fourth quarter 2010.

•

Securities gains in 1Q11 and 4Q10 reflect the sale of approximately $2.4 billion and $8.1 billion, respectively, of agency mortgage-backed securities. The proceeds were reinvested in similar securities with slightly longer durations.

•

Non-interest expenses decreased 8% linked quarter, however after adjusting for prior quarter’s $55 million loss on early extinguishment of debt, non-interest expenses decreased 4% driven by lower professional and legal fees, other real estate owned expenses, and salaries and benefits.

Strong capital and liquidity profile

•	Tier 1 capital ratio of 12.5% (1)

•	Tier 1 common ratio of 7.9% (1)

•	As the rules are currently being interpreted, Basel III is expected to have a minimal impact to Regions

•	Tangible common stockholders’ equity to tangible assets of 5.98%

•	Loan to deposit ratio of 84.4%

(1)	estimated

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ amounts in millions)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Assets:
Cash and due from banks	$2,042	$1,643	$1,898	$2,097	$2,252
Interest-bearing deposits in other banks	4,937	4,880	3,852	4,562	4,295
Federal funds sold and securities purchased under agreements to resell	341	396	1,137	752	324
Trading account assets	1,284	1,116	1,580	1,261	1,238
Securities available for sale	24,702	23,289	23,555	24,166	24,219
Securities held to maturity	22	24	26	28	30
Loans held for sale	1,552	1,485	1,587	1,162	1,048
Loans, net of unearned income	81,371	82,864	84,420	85,945	88,174
Allowance for loan losses	(3,186)	(3,185)	(3,185)	(3,185)	(3,184)

Net loans	78,185	79,679	81,235	82,760	84,990
Other interest-earning assets	1,214	1,219	1,043	1,082	819
Premises and equipment, net	2,528	2,569	2,564	2,588	2,637
Interest receivable	441	421	512	466	503
Goodwill	5,561	5,561	5,561	5,561	5,559
Mortgage servicing rights (MSRs)	282	267	204	220	270
Other identifiable intangible assets	358	385	414	443	472
Other assets	8,307	9,417	8,330	8,192	8,574

Total Assets	$131,756	$132,351	$133,498	$135,340	$137,230

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$27,480	$25,733	$25,300	$22,993	$23,391
Interest-bearing	68,889	68,881	69,678	73,257	74,941

Total deposits	96,369	94,614	94,978	96,250	98,332
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,218	2,716	2,451	1,929	1,687
Other short-term borrowings	964	1,221	1,210	1,035	997

Total short-term borrowings	3,182	3,937	3,661	2,964	2,684
Long-term borrowings	12,197	13,190	14,335	15,415	15,683

Total borrowed funds	15,379	17,127	17,996	18,379	18,367
Other liabilities	3,389	3,876	3,361	3,248	2,893

Total Liabilities	115,137	115,617	116,335	117,877	119,592
Stockholders’ equity:
Preferred stock, Series A	3,389	3,380	3,370	3,360	3,351
Preferred stock, Series B	—	—	—	—	259
Common stock	13	13	13	13	12
Additional paid-in capital	19,047	19,050	19,047	19,038	18,781
Retained earnings (deficit)	(4,043)	(4,047)	(4,070)	(3,849)	(3,502)
Treasury stock, at cost	(1,400)	(1,402)	(1,405)	(1,405)	(1,407)
Accumulated other comprehensive income (loss), net	(387)	(260)	208	306	144

Total Stockholders’ Equity	16,619	16,734	17,163	17,463	17,638

Total Liabilities and Stockholders’ Equity	$131,756	$132,351	$133,498	$135,340	$137,230

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

($ amounts in millions, except per share data)	Quarter Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Interest income on:
Loans, including fees	$867	$911	$919	$930	$945
Securities:
Taxable	207	193	214	224	242
Tax-exempt	—	—	—	—	1

Total securities	207	193	214	224	243
Loans held for sale	13	12	10	9	8
Federal funds sold and securities purchased under agreements to resell	—	1	1	1	—
Trading account assets	7	12	8	9	12
Other interest-earning assets	6	7	6	7	7

Total interest income	1,100	1,136	1,158	1,180	1,215
Interest expense on:
Deposits	139	152	167	194	242
Short-term borrowings	3	2	3	2	3
Long-term borrowings	95	105	120	128	139

Total interest expense	237	259	290	324	384

Net interest income	863	877	868	856	831
Provision for loan losses	482	682	760	651	770

Net interest income after provision for loan losses	381	195	108	205	61
Non-interest income:
Service charges on deposit accounts	287	290	294	302	288
Brokerage, investment banking and capital markets	267	312	257	254	236
Mortgage income	45	51	66	63	67
Trust department income	50	50	49	49	48
Securities gains, net	82	333	2	—	59
Other	112	177	82	88	114

Total non-interest income	843	1,213	750	756	812
Non-interest expense:
Salaries and employee benefits	594	601	582	560	575
Net occupancy expense	109	108	110	110	120
Furniture and equipment expense	77	76	75	79	74
Other-than-temporary impairments	—	—	1	—	1
Regulatory charge	—	—	—	200	—
Other	387	481	395	377	460

Total non-interest expense	1,167	1,266	1,163	1,326	1,230

Income (loss) before income taxes	57	142	(305)	(365)	(357)
Income tax expense (benefit)	(12)	53	(150)	(88)	(161)

Net income (loss)	$69	$89	$(155)	$(277)	$(196)

Net income (loss) available to common shareholders	$17	$36	$(209)	$(335)	$(255)

Weighted-average shares outstanding - during quarter:
Basic	1,257	1,257	1,257	1,200	1,194
Diluted	1,259	1,259	1,257	1,200	1,194
Actual shares outstanding - end of quarter	1,256	1,256	1,256	1,256	1,192
Earnings (loss) per common share (1):
Basic	$0.01	$0.03	$(0.17)	$(0.28)	$(0.21)
Diluted	$0.01	$0.03	$(0.17)	$(0.28)	$(0.21)
Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01
Taxable-equivalent net interest income from continuing operations	$872	$886	$876	$863	$839

(1)	Includes preferred stock dividends.

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Consolidated Average Daily Balances and Yield/Rate Analysis

($ amounts in millions; yields on taxable-equivalent basis)

	Quarter Ended
	3/31/11			12/31/10			9/30/10			6/30/10			3/31/10
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$305	$—	—%	$952	$1	0.42%	$1,096	$1	0.36%	$345	$1	1.16%	$373	$—	—%
Trading account assets	1,162	8	2.79	1,255	13	4.11	1,214	9	2.94	1,186	9	3.04	1,288	13	4.09
Securities:
Taxable	24,758	207	3.39	23,878	193	3.21	23,863	214	3.56	23,862	224	3.77	23,811	242	4.12
Tax-exempt	30	—	—	47	—	—	39	—	—	41	—	—	51	1	7.95
Loans held for sale	1,486	13	3.55	1,486	12	3.20	1,213	10	3.27	1,031	9	3.50	1,392	8	2.33
Loans, net of unearned income	82,412	875	4.31	84,108	920	4.34	85,616	926	4.29	87,266	936	4.30	89,723	952	4.30
Other interest-earning assets	4,989	6	0.49	5,188	6	0.46	4,308	6	0.55	6,745	8	0.48	5,973	7	0.48

Total interest-earning assets	115,142	1,109	3.91	116,914	1,145	3.89	117,349	1,166	3.94	120,476	1,187	3.95	122,611	1,223	4.04
Allowance for loan losses	(3,209)			(3,164)			(3,223)			(3,215)			(3,144)
Cash and due from banks	2,164			2,069			2,059			2,112			2,181
Other non-earning assets	17,115			17,515			17,544			17,912			17,917

	$131,212			$133,334			$133,729			$137,285			$139,565

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$4,837	1	0.08	$4,622	1	0.09	$4,517	1	0.09	$4,478	1	0.09	$4,215	1	0.10
Interest-bearing transaction accounts	13,228	7	0.21	12,690	6	0.19	13,606	7	0.20	15,651	8	0.21	15,709	11	0.28
Money market accounts	27,816	21	0.31	28,273	23	0.32	28,088	22	0.31	27,302	32	0.47	25,715	40	0.63
Time deposits	22,971	110	1.94	23,369	122	2.07	25,161	137	2.16	26,933	153	2.28	29,779	190	2.59

Total interest-bearing deposits (1)	68,852	139	0.82	68,954	152	0.87	71,372	167	0.93	74,364	194	1.05	75,418	242	1.30
Federal funds purchased and securities sold under agreements to repurchase	2,167	1	0.19	3,162	—	—	2,176	1	0.18	1,798	1	0.22	1,989	1	0.20
Other short-term borrowings	1,068	2	0.76	1,056	2	0.75	866	2	0.92	847	1	0.47	1,086	2	0.75
Long-term borrowings	12,891	95	2.99	14,006	105	2.97	14,878	120	3.20	15,933	128	3.22	17,417	139	3.24

Total interest-bearing liabilities	84,978	237	1.13	87,178	259	1.18	89,292	290	1.29	92,942	324	1.40	95,910	384	1.62

Net interest spread			2.78			2.71			2.65			2.55			2.42

Non-interest-bearing deposits (1)	26,405			25,688			23,706			23,688			22,817
Other liabilities	3,145			3,422			3,349			3,063			3,040
Stockholders’ equity	16,684			17,046			17,382			17,592			17,798

	$131,212			$133,334			$133,729			$137,285			$139,565

Net interest income/margin FTE basis		$872	3.07%		$886	3.00%		$876	2.96%		$863	2.87%		$839	2.77%

(1)	Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 0.59%, 0.64%, 0.70%, 0.79% and 1.00% for the quarters ended March 31, 2011, December 31, 2010, September 30, 2010, June 30, 2010 and March 31, 2010, respectively.

4

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Regions Financial Corporation and Subsidiaries

Selected Ratios

	As of and for Quarter Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Return on average assets (non-GAAP)*	0.05%	0.11%	(0.62%)	(0.98%)	(0.74%)
Return on average assets, excluding regulatory charge (non-GAAP)*	0.05%	0.11%	(0.62%)	(0.40%)	(0.74%)
Return on average common equity*	0.51%	1.04%	(5.91%)	(9.62%)	(7.28%)
Return on average tangible common equity (non-GAAP)*	0.89%	1.78%	(10.00%)	(16.36%)	(12.29%)
Return on average tangible common equity, excluding regulatory charge (non-GAAP)*	0.89%	1.78%	(10.00%)	(6.60%)	(12.29%)
Efficiency Ratio (non-GAAP) (3)	71.3%	72.0%	71.6%	69.5%	74.3%
Common equity per share	$10.53	$10.62	$10.98	$11.23	$11.77
Tangible common book value per share (non-GAAP)	$6.00	$6.09	$6.42	$6.65	$6.93
Stockholders’ equity to total assets	12.61%	12.64%	12.86%	12.90%	12.85%
Tangible common stockholders’ equity to tangible assets (non-GAAP)	5.98%	6.04%	6.31%	6.45%	6.28%
Tier 1 Common risk-based ratio (non-GAAP) (1)	7.9%	7.9%	7.6%	7.7%	7.1%
Tier 1 Capital (1)	12.5%	12.4%	12.1%	12.0%	11.7%
Total Risk-Based Capital (1)	16.5%	16.4%	16.0%	15.9%	15.8%
Allowance for credit losses as a percentage of loans, net of unearned income (2)	4.01%	3.93%	3.86%	3.79%	3.69%
Allowance for loan losses as a percentage of loans, net of unearned income	3.92%	3.84%	3.77%	3.71%	3.61%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.03x	1.01x	0.94x	0.92x	0.86x
Net interest margin (FTE)	3.07%	3.00%	2.96%	2.87%	2.77%
Loans, net of unearned income, to total deposits	84.4%	87.6%	88.9%	89.3%	89.7%
Net charge-offs as a percentage of average loans*	2.37%	3.22%	3.52%	2.99%	3.16%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (4)	4.78%	4.69%	4.96%	4.93%	5.13%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (4)	5.42%	5.38%	5.65%	5.63%	5.92%

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1 and Total Risk-Based Capital ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	Efficiency ratio is shown on an operating basis and excludes adjustments as noted on page 25 in the Reconciliation to GAAP Financial Measures schedule
(4)	Beginning in the first quarter of 2011, non-performing assets ratios include non-performing loans held for sale in the denominator, in addition to portfolio loans and foreclosed properties. Prior quarters have been revised to conform to current period presentation.

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Loans

Loan Portfolio - Period End Data
($ amounts in millions)						3/31/11		3/31/11
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10	vs. 12/31/10		vs. 3/31/10
Commercial and industrial	$23,149	$22,540	$21,501	$21,096	$21,220	$609	2.7%	$1,929	9.1%
Commercial real estate mortgage - owner-occupied	11,889	12,046	11,850	11,967	12,028	(157)	–1.3%	(139)	–1.2%
Commercial real estate construction - owner-occupied	430	470	522	547	598	(40)	–8.5%	(168)	–28.1%

Total commercial	35,468	35,056	33,873	33,610	33,846	412	1.2%	1,622	4.8%
Commercial investor real estate mortgage	12,932	13,621	14,489	15,152	15,702	(689)	–5.1%	(2,770)	–17.6%
Commercial investor real estate construction	1,895	2,287	2,975	3,778	4,703	(392)	–17.1%	(2,808)	–59.7%

Total investor real estate	14,827	15,908	17,464	18,930	20,405	(1,081)	–6.8%	(5,578)	–27.3%
Residential first mortgage	14,404	14,898	15,723	15,567	15,592	(494)	–3.3%	(1,188)	–7.6%
Home equity	13,874	14,226	14,534	14,802	15,066	(352)	–2.5%	(1,192)	–7.9%
Indirect	1,626	1,592	1,657	1,900	2,162	34	2.1%	(536)	–24.8%
Other consumer	1,172	1,184	1,169	1,136	1,103	(12)	–1.0%	69	6.3%

	$81,371	$82,864	$84,420	$85,945	$88,174	$(1,493)	–1.8%	$(6,803)	–7.7%

Loan Portfolio - Average Balances
($ amounts in millions)						1Q11		1Q11
	1Q11	4Q10	3Q10	2Q10	1Q10	vs. 4Q10		vs. 1Q10
Commercial and industrial	$22,889	$21,956	$21,313	$21,109	$21,429	$933	4.2%	$1,460	6.8%
Commercial real estate mortgage - owner-occupied	12,012	11,944	11,944	12,005	12,056	68	0.6%	(44)	–0.4%
Commercial real estate construction - owner-occupied	438	503	516	563	686	(65)	–12.9%	(248)	–36.2%

Total commercial	35,339	34,403	33,773	33,677	34,171	936	2.7%	1,168	3.4%
Commercial investor real estate mortgage	13,393	14,223	15,090	15,586	16,220	(830)	–5.8%	(2,827)	–17.4%
Commercial investor real estate construction	2,100	2,649	3,477	4,340	5,071	(549)	–20.7%	(2,971)	–58.6%

Total investor real estate	15,493	16,872	18,567	19,926	21,291	(1,379)	–8.2%	(5,798)	–27.2%
Residential first mortgage	14,692	15,620	15,632	15,537	15,567	(928)	–5.9%	(875)	–5.6%
Home equity	14,053	14,389	14,684	14,947	15,237	(336)	–2.3%	(1,184)	–7.8%
Indirect	1,628	1,606	1,776	2,028	2,310	22	1.4%	(682)	–29.5%
Other consumer	1,207	1,218	1,184	1,151	1,147	(11)	–0.9%	60	5.2%

	$82,412	$84,108	$85,616	$87,266	$89,723	$(1,696)	–2.0%	$(7,311)	–8.1%

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Deposits

Deposit Portfolio - Period End Data
($ amounts in millions)						3/31/11		3/31/11
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10	vs. 12/31/10		vs. 3/31/10
Customer Deposits
Interest-free deposits	$27,480	$25,733	$25,300	$22,993	$23,391	$1,747	6.8%	$4,089	17.5%
Interest-bearing checking	13,365	13,423	12,409	15,148	15,715	(58)	–0.4%	(2,350)	–15.0%
Savings	5,064	4,668	4,544	4,475	4,394	396	8.5%	670	15.2%
Money market - domestic	27,261	27,420	27,983	26,773	26,196	(159)	–0.6%	1,065	4.1%
Money market - foreign	533	569	509	502	635	(36)	–6.3%	(102)	–16.1%

Low-cost deposits	73,703	71,813	70,745	69,891	70,331	1,890	2.6%	3,372	4.8%
Time deposits	22,656	22,784	24,177	26,298	27,939	(128)	–0.6%	(5,283)	–18.9%

Total customer deposits	96,359	94,597	94,922	96,189	98,270	1,762	1.9%	(1,911)	–1.9%

Corporate Treasury Deposits
Time deposits	10	17	56	61	62	(7)	–41.2%	(52)	–83.9%

Total Deposits	$96,369	$94,614	$94,978	$96,250	$98,332	$1,755	1.9%	$(1,963)	–2.0%

Deposit Portfolio - Average Balances
($ amounts in millions)						1Q11		1Q11
	1Q11	4Q10	3Q10	2Q10	1Q10	vs. 4Q10		vs. 1Q10
Customer Deposits
Interest-free deposits	$26,405	$25,688	$23,706	$23,688	$22,817	$717	2.8%	$3,588	15.7%
Interest-bearing checking	13,228	12,690	13,606	15,651	15,709	538	4.2%	(2,481)	–15.8%
Savings	4,837	4,622	4,517	4,478	4,215	215	4.7%	622	14.8%
Money market - domestic	27,276	27,767	27,574	26,670	24,961	(491)	–1.8%	2,315	9.3%
Money market - foreign	540	506	514	632	754	34	6.7%	(214)	–28.4%

Low-cost deposits	72,286	71,273	69,917	71,119	68,456	1,013	1.4%	3,830	5.6%
Time deposits	22,956	23,347	25,100	26,872	29,707	(391)	–1.7%	(6,751)	–22.7%

Total customer deposits	95,242	94,620	95,017	97,991	98,163	622	0.7%	(2,921)	–3.0%

Corporate Treasury Deposits
Time deposits	15	22	61	61	72	(7)	–31.8%	(57)	–79.2%

Total Deposits	$95,257	$94,642	$95,078	$98,052	$98,235	$615	0.6%	$(2,978)	–3.0%

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Pre-Tax Pre-Provision Net Revenue (“PPNR”) and Adjusted PPNR (non-GAAP)

The table below presents computations of pre-tax pre-provision net revenue excluding certain adjustments (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

($ amounts in millions)	1Q11	4Q10	3Q10	2Q10	1Q10	1Q11 vs. 4Q10			1Q11 vs. 1Q10
Net Interest Income (GAAP)	$863	$877	$868	$856	$831	$(14)		–1.6%	$32	3.9%
Non-Interest Income (GAAP)	843	1,213	750	756	812	(370)		–30.5%	31	3.8%

Total Revenue (GAAP)	1,706	2,090	1,618	1,612	1,643	(384)		–18.4%	63	3.8%
Non-Interest Expense (GAAP)	1,167	1,266	1,163	1,326	1,230	(99)		–7.8%	(63)	–5.1%

Pre-tax Pre-provision Net Revenue (GAAP)	$539	$824	$455	$286	$413	(285)		–34.6%	126	30.5%
Adjustments:
Regulatory charge, net of tax	—	—	—	200	—	—		—	—	—
Securities gains, net	(82)	(333)	(2)	—	(59)	251	–	75.4%	(23)	39.0%
Loss (gain) on sale of mortgage loans	3	(26)	—	—	—	29	–	111.5%	3	NM
Leveraged lease termination gains	—	(59)	—	—	(19)	59		NM	19	NM
Loss on early extinguishment of debt	—	55	—	—	53	(55)		NM	(53)	NM
Securities impairment, net	—	—	1	—	1	—		—	(1)	NM
Branch consolidation costs (1)	—	—	—	—	8	—		—	(8)	NM

Total adjustments	(79)	(363)	(1)	200	(16)	284		NM	(63)	393.8%

Adjusted PPNR (non-GAAP)	$460	$461	$454	$486	$397	$(1)		–0.2%	$63	15.9%

(1)	Includes $7 million of net occupancy expense and $1 million in valuation charges in 1Q10.

Categorization of Income (Loss) Related to

Mortgage Servicing Rights (MSRs) (2)

($ amounts in millions)	1Q11	4Q10	3Q10	2Q10	1Q10	1Q11 vs. 4Q10		1Q11 vs. 1Q10
Net interest income (3)	$—	$—	$—	$—	$3	—	—	(3)	NM
Brokerage, investment banking and capital markets (4)	—	—	—	—	4	—	—	(4)	NM
Mortgage income (loss) (5)	(11)	(13)	2	12	16	2	NM	(27)	NM

	$(11)	$(13)	$2	$12	$23	2	NM	(34)	–147.8%

(2)	This table details the impact of changes in valuation of mortgage servicing rights and related hedging instruments on various categories in the consolidated statements of operations.
(3)	Interest earned on trading securities used to hedge MSRs.
(4)	Mark-to-market impact of trading securities used to hedge MSRs.
(5)	Net effect of mark-to-market impact of MSRs and derivatives used to hedge MSRs.

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Non-Interest Income and Expense

Non-Interest Income and Expense

Non-Interest Income

($ amounts in millions)	1Q11	4Q10	3Q10	2Q10	1Q10	1Q11 vs. 4Q10		1Q11 vs. 1Q10
Service charges on deposit accounts	$287	$290	$294	$302	$288	$(3)	–1.0%	$(1)	–0.3%
Brokerage, investment banking and capital markets	267	312	257	254	236	(45)	–14.4%	31	13.1%
Mortgage income	45	51	66	63	67	(6)	–11.8%	(22)	–32.8%
Trust department income	50	50	49	49	48	—	0.0%	2	4.2%
Securities gains, net	82	333	2	—	59	(251)	NM	23	39.0%
Insurance income	28	25	25	26	27	3	12.0%	1	3.7%
Leveraged lease termination gains	—	59	—	—	19	(59)	NM	(19)	NM
(Loss) gain on sale of mortgage loans	(3)	26	—	—	—	(29)	NM	(3)	NM
Other	87	67	57	62	68	20	29.9%	19	27.9%

Total non-interest income	$843	$1,213	$750	$756	$812	$(370)	–30.5%	$31	3.8%

Non-Interest Expense
($ amounts in millions)	1Q11	4Q10	3Q10	2Q10	1Q10	1Q11 vs. 4Q10		1Q11 vs. 1Q10
Salaries and employee benefits	$594	$601	$582	$560	$575	$(7)	–1.2%	$19	3.3%
Net occupancy expense	109	108	110	110	120	1	0.9%	(11)	–9.2%
Furniture and equipment expense	77	76	75	79	74	1	1.3%	3	4.1%
Professional and legal fees	81	92	71	75	66	(11)	–12.0%	15	22.7%
Marketing expense	13	14	22	18	15	(1)	–7.1%	(2)	–13.3%
Amortization of core deposit intangible	25	26	27	27	28	(1)	–3.8%	(3)	–10.7%
Other real estate owned expense	39	61	65	41	42	(22)	–36.1%	(3)	–7.1%
Other-than-temporary impairments, net	—	—	1	—	1	—	—	(1)	NM
FDIC premiums	52	52	51	58	59	—	0.0%	(7)	–11.9%
Valuation charges associated with branch consolidations	—	—	—	—	1	—	—	(1)	NM
Loss on early extinguishment of debt	—	55	—	—	53	(55)	NM	(53)	NM
Regulatory charge	—	—	—	200	—	—	—	—	—
Other	177	181	159	158	196	(4)	–2.2%	(19)	–9.7%

Total non-interest expense	$1,167	$1,266	$1,163	$1,326	$1,230	$(99)	–7.8%	$(63)	–5.1%

•

Non-interest income decreased $370 million, but $31 million or 4% linked quarter adjusted for the following: $333 million and $82 million in securities gains in fourth quarter 2010 and first quarter 2011, respectively, a $26 million gain and $3 million loss on sale of mortgage loans, respectively, and $59 million in leveraged lease terminations gains in fourth quarter 2010.

•

Service charges income declined $3 million or 1% linked quarter, primarily reflecting seasonality. This quarter reflected solid interchange income due to increased debit card volume and fee-based account growth. As of March 1, 2011, all checking accounts are fee eligible.

•

Brokerage, investment banking and capital markets income decreased $45 million to $267 million, driven by the decline in investment banking revenue, which had several sizable investment banking transactions in 4Q10

•

Mortgage income declined $6 million linked quarter, primarily reflecting a linked quarter decline in origination volumes. However, on a year-over-year basis, origination volumes of $1.6 billion were 13% higher. Year-over-year mortgage income decline reflects MSR/hedge activity.

•

Securities gains in 1Q11 and 4Q10 reflect the sale of approximately $2.4 billion and $8.1 billion, respectively, of agency mortgage-backed securities. In both quarters, the proceeds were reinvested in similar securities with slightly longer durations.

•	Other non-interest income included a $20 million and $15 million insurance recovery for previously incurred legal expenses in 1Q11 and 1Q10, respectively

•

Non-interest expenses decreased 8% linked quarter, however after adjusting for prior quarter’s $55 million loss on early extinguishment of debt, non-interest expenses decreased 4% driven by lower professional and legal fees and other real estate owned expenses

•	Salaries and benefits expense decreased 1% linked quarter, due to lower headcount, lower incentives from brokerage, investment banking and capital markets, offset by higher payroll taxes

•	Other real estate owned expense declined $22 million reflecting less valuation adjustments

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Morgan Keegan

Morgan Keegan

Summary Income Statement (1)

($ amounts in millions)	1Q11	4Q10	3Q10	2Q10	1Q10	1Q11 vs. 4Q10			1Q11 vs. 1Q10
Net interest income (3)	$15	$21	$15	$15	$14	$(6)	–	28.6%	$1	7.1%
Non-interest income	314	342	309	292	297	(28)	–	8.2%	17	5.7%
Non-interest expense	273	320	289	275	272	(47)	–	14.7%	1	0.4%
Regulatory charge	—	—	—	200	—	—		NM	—	NM

Pre-tax Income	56	43	35	(168)	39	13		30.2%	17	43.6%
Income tax expense (benefit)	25	26	13	12	14	(1)	–	3.8%	11	78.6%

Net income (loss)	$31	$17	$22	$(180)	$25	14		82.4%	6	24.0%

Breakout of Revenue by Division (2)

($ amounts in millions)	Private Client	Fixed- Income Capital Markets	Equity Capital Markets	Investment Banking	Regions MK Trust	Asset Management	Interest & Other
Three months ended March 31, 2011
$ amount of revenue	$125	$66	$16	$30	$56	$3	$37
% of gross revenue	37.6%	19.8%	4.8%	9.0%	16.8%	0.9%	11.1%
Three months ended December 31, 2010
$ amount of revenue	$124	$82	$15	$57	$56	$3	$30
% of gross revenue	33.8%	22.3%	4.1%	15.5%	15.3%	0.8%	8.2%
Three Months Ended March 31, 2010
$ amount of revenue	$114	$72	$13	$27	$49	$4	$35
% of gross revenue	36.3%	22.9%	4.1%	8.6%	15.6%	1.3%	11.2%

(1)	Certain amounts in the prior periods have been reclassified to reflect the current period presentation
(2)	“Breakout of Revenue by Division” has been adjusted to reflect changes in the company’s reporting structure
(3)	Net interest income in the Summary Income Statement is illustrated on a net basis, whereas the Breakout of Revenue by Division, revenue is illustrated on a gross basis. 1Q11 and 4Q10 in the Summary Income Statement excludes $4 million each quarter of gross interest income and 3Q10, 2Q10 and 1Q10 in the Summary Income Statement excludes $3 million each quarter of gross interest income.

•	Private Client division continues to benefit from improvement in the equities market and is experiencing growth from opening new offices.

•	According to ThomsonReuters, Morgan Keegan was the 9th leading firm nationally and #1 in Arkansas, Mississippi, Tennessee and Texas for municipal underwritings.

•	Fixed income Capital Markets and Investment Banking revenues were negatively impacted by the uncertainty in the municipal markets and the ending of the Build America Bonds program.

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Credit Quality

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Allowance for credit losses (ACL)	$3,264	$3,256	$3,256	$3,256	$3,250
Provision for loan losses	482	682	760	651	770
Provision for unfunded credit losses	7	—	—	5	(8)
Net loans charged-off:
Commercial and industrial	72	128	89	87	92
Commercial real estate mortgage - owner-occupied	66	80	64	39	32
Commercial real estate construction - owner-occupied	4	4	3	3	14

Total commercial	142	212	156	129	138
Commercial investor real estate mortgage	132	202	254	203	207
Commercial investor real estate construction	42	99	171	133	150

Total investor real estate	174	301	425	336	357
Residential first mortgage	56	56	58	61	62
Home equity	94	92	102	106	116
Indirect	4	4	3	4	8
Other consumer	11	17	15	15	19

Total	$481	$682	$759	$651	$700

Net loan charge-offs as a % of average loans, annualized
Commercial and industrial	1.27%	2.31%	1.66%	1.65%	1.74%
Commercial real estate mortgage - owner-occupied	2.23%	2.64%	2.12%	1.28%	1.09%
Commercial real estate construction - owner-occupied	3.74%	3.54%	1.95%	2.17%	8.41%

Total commercial	1.63%	2.44%	1.83%	1.53%	1.64%
Commercial investor real estate mortgage	4.00%	5.63%	6.67%	5.22%	5.17%
Commercial investor real estate construction	8.07%	14.91%	19.57%	12.33%	12.00%

Total investor real estate	4.56%	7.09%	9.09%	6.77%	6.80%
Residential first mortgage	1.55%	1.42%	1.48%	1.58%	1.63%
Home equity	2.71%	2.53%	2.74%	2.84%	3.07%
Indirect	1.05%	1.09%	0.64%	0.72%	1.38%
Other consumer	3.70%	5.54%	5.03%	5.23%	6.68%

Total	2.37%	3.22%	3.52%	2.99%	3.16%

Non-accrual loans, excluding loans held for sale	$3,087	$3,160	$3,372	$3,473	$3,706
Non-performing loans held for sale	381	304	393	256	256

Non-accrual loans, including loans held for sale	$3,468	$3,464	$3,765	$3,729	$3,962
Foreclosed properties	465	454	461	546	610

Non-performing assets (NPAs)	$3,933	$3,918	$4,226	$4,275	$4,572

Loans past due > 90 days	$527	$585	$593	$612	$700
Restructured loans not included in categories above	$1,553	$1,483	$1,299	$1,239	$1,306
Credit Ratios:
ACL/Loans, net	4.01%	3.93%	3.86%	3.79%	3.69%
ALL/Loans, net	3.92%	3.84%	3.77%	3.71%	3.61%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.03x	1.01x	0.94x	0.92x	0.86x
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (2)	4.78%	4.69%	4.96%	4.93%	5.13%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (2)	5.42%	5.38%	5.65%	5.63%	5.92%

(1)	See page 20 for detail of restructured loans.
(2)	Beginning in the first quarter of 2011, non-performing assets ratios include non-performing loans held for sale in the denominator, in addition to portfolio loans and foreclosed properties. Prior quarters have been revised to conform to current period presentation.

Allowance for Credit Losses

($ amounts in millions)	Three Months Ended March 31
	2011	2010
Balance at beginning of year	$3,256	$3,188
Net loans charged-off	(481)	(700)
Provision for loan losses	482	770
Provision for unfunded credit commitments	7	(8)

Balance at end of period	$3,264	$3,250

Components:
Allowance for loan losses	$3,186	$3,184
Reserve for unfunded credit commitments	78	66

Allowance for credit losses	$3,264	$3,250

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Loan Portfolio - Period End Data

	1Q2011		4Q2010		3Q2010		2Q2010		1Q2010
($ millions)	$	% Total	$	% Total	$	% Total	$	% Total	$	% Total
Commercial and Industrial	23,149	28.5%	22,540	27.2%	21,501	25.5%	21,096	24.6%	21,220	24.1%
Commercial Real Estate Mortgage - OO	11,889	14.6%	12,046	14.5%	11,850	14.0%	11,967	13.9%	12,028	13.6%
Commercial Real Estate Construction - OO	430	0.5%	470	0.6%	522	0.6%	547	0.6%	598	0.7%

Total Commercial	35,468	43.6%	35,056	42.3%	33,873	40.1%	33,610	39.1%	33,846	38.4%

Commercial Investor Real Estate Mortgage	12,932	15.9%	13,621	16.4%	14,489	17.2%	15,152	17.6%	15,702	17.8%
Commercial Investor Real Estate Construction	1,895	2.3%	2,287	2.8%	2,975	3.5%	3,778	4.4%	4,703	5.3%

Total Investor Real Estate	14,827	18.2%	15,908	19.2%	17,464	20.7%	18,930	22.0%	20,405	23.1%

Residential First Mortgage	14,404	17.7%	14,898	18.0%	15,723	18.6%	15,567	18.1%	15,592	17.7%
Home Equity	13,874	17.1%	14,226	17.2%	14,534	17.2%	14,802	17.2%	15,066	17.1%
Direct	836	1.0%	838	1.0%	828	1.0%	799	0.9%	774	0.9%
Indirect	1,626	2.0%	1,592	1.9%	1,657	2.0%	1,900	2.2%	2,162	2.5%
Other Consumer	336	0.4%	346	0.4%	341	0.4%	337	0.4%	329	0.4%

Total Consumer	31,076	38.2%	31,900	38.5%	33,083	39.2%	33,405	38.9%	33,923	38.5%

Total Loans	81,371	100.0%	82,864	100.0%	84,420	100.0%	85,945	100.0%	88,174	100.0%

OO = Owner Occupied

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90+ Days Past Due Loans

	1Q2011		4Q2010		3Q2010		2Q2010		1Q2010
($ millions)	$	%	$	%	$	%	$	%	$	%
Commercial and Industrial	10	0.04%	9	0.04%	5	0.03%	7	0.03%	24	0.11%
Commercial Real Estate Mortgage - OO	8	0.07%	6	0.05%	6	0.05%	4	0.04%	6	0.05%
Commercial Real Estate Construction - OO	—	0.09%	1	0.12%	—	0.00%	—	0.00%	—	0.00%

Total Commercial	18	0.05%	16	0.05%	11	0.03%	11	0.03%	30	0.09%

Commercial Investor Real Estate Mortgage	13	0.10%	5	0.04%	6	0.04%	26	0.17%	42	0.27%
Commercial Investor Real Estate Construction	1	0.04%	1	0.04%	2	0.05%	4	0.10%	6	0.14%

Total Investor Real Estate	14	0.09%	6	0.04%	8	0.04%	30	0.16%	48	0.24%

Residential First Mortgage	315	2.18%	359	2.41%	369	2.35%	349	2.24%	365	2.34%
Home Equity	174	1.26%	198	1.39%	198	1.36%	215	1.45%	249	1.65%
Direct	1	0.13%	1	0.13%	2	0.21%	1	0.14%	1	0.17%
Indirect	2	0.13%	2	0.13%	2	0.14%	3	0.12%	3	0.16%
Other Consumer	3	0.86%	3	0.88%	3	0.79%	3	0.90%	4	1.20%

Total Consumer	495	1.59%	563	1.76%	574	1.74%	571	1.71%	622	1.83%

Total 90+ Days Past Due Loans	527	0.65%	585	0.71%	593	0.70%	612	0.71%	700	0.79%

OO = Owner Occupied

Business Services Credit Quality

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Non-Accrual Loans (excludes loans held for sale)

	1Q2011		4Q2010		3Q2010		2Q2010		1Q2010
($ millions)	$	%	$	%	$	%	$	%	$	%
Total Commercial & Industrial	446	1.93%	467	2.07%	502	2.33%	479	2.27%	517	2.43%
Total Commercial Real Estate Mortgage - OO	648	5.45%	606	5.03%	616	5.20%	680	5.68%	623	5.18%
Total Commercial Real Estate Construction - OO	31	7.20%	29	6.19%	35	6.65%	37	6.77%	38	6.47%

Total Commercial	1,125	3.17%	1,102	3.14%	1,153	3.40%	1,196	3.56%	1,178	3.48%

Total Commercial Investor Real Estate Mortgage	1,142	8.83%	1,265	9.28%	1,347	9.30%	1,286	8.49%	1,343	8.55%
Total Commercial Investor Real Estate Construction	448	23.64%	452	19.76%	561	18.87%	754	19.94%	986	20.97%

Total Investor Real Estate	1,590	10.73%	1,717	10.79%	1,908	10.93%	2,040	10.77%	2,329	11.41%

Residential First Mortgage	303	2.10%	285	1.92%	267	1.70%	212	1.36%	199	1.28%
Home Equity	69	0.50%	56	0.40%	44	0.30%	25	0.17%	—	0.00%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	372	1.20%	341	1.07%	311	0.94%	237	0.71%	199	0.59%

Total Non-Accrual Loans	3,087	3.79%	3,160	3.81%	3,372	3.99%	3,473	4.04%	3,706	4.20%

OO = Owner Occupied

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

FINANCIAL SUPPLEMENT TO

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FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Troubled Debt Restructurings

in millions	1Q11	4Q10	3Q10	2Q10	1Q10
Accruing:
Commercial	72	77	23	24	27
Investor Real Estate	208	192	150	22	21
Residential First Mortgage	854	813	746	836	927
Home Equity	355	335	314	295	274
Other Consumer	64	66	66	62	57

Total Accruing	1,553	1,483	1,299	1,239	1,306

Non-accrual or 90+ DPD:
Commercial	120	105	71	34	29
Investor Real Estate	230	198	159	99	110
Residential First Mortgage	221	240	222	217	216
Home Equity	28	30	26	26	24
Other Consumer	1	—	—	—	—

Total Non-accrual or 90+DPD	600	573	478	376	379

Total TDR	2,153	2,056	1,777	1,615	1,685

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Home Equity Lending Net Charge-off Analysis

		1Q11			4Q10			3Q10			2Q10			1Q10
($ in millions)		1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total	1st Lien	2nd Lien	Total
Florida	Net Charge-off %*	3.10%	6.79%	5.33%	2.26%	6.46%	4.81%	2.37%	6.83%	5.09%	3.12%	7.10%	5.57%	2.92%	7.96%	6.04%
	$ Losses	$15.7	$52.2	$67.9	$11.9	$52.2	$64.2	$12.6	$56.6	$69.2	$16.5	$59.7	$76.2	$15.4	$68.2	$83.6
	Balance	$2,040.5	$3,067.4	$5,107.9	$2,074.3	$3,166.4	$5,240.7	$2,090.0	$3,253.6	$5,343.6	$2,098.0	$3,333.3	$5,431.3	$2,126.5	$3,424.9	$5,551.4
	Original LTV	65.1%	75.6%	71.4%
All Other States	Net Charge-off %*	0.65%	1.64%	1.18%	0.75%	1.60%	1.21%	0.98%	1.71%	1.38%	0.75%	1.67%	1.26%	0.74%	1.85%	1.35%
	$ Losses	$6.6	$19.4	$26.0	$7.9	$19.8	$27.7	$10.5	$21.8	$32.3	$8.0	$21.6	$29.6	$7.9	$24.0	$31.9
	Balance	$4,059.9	$4,706.5	$8,766.4	$4,138.7	$4,846.2	$8,984.9	$4,187.6	$5,002.4	$9,190.0	$4,250.3	$5,120.4	$9,370.7	$4,306.0	$5,208.4	$9,514.4
	Original LTV	66.8%	79.3%	73.4%
Totals	Net Charge-off %*	1.47%	3.68%	2.71%	1.26%	3.52%	2.53%	1.45%	3.72%	2.74%	1.53%	3.81%	2.84%	1.46%	4.27%	3.07%
	$ Losses	$22.3	$71.6	$93.9	$19.8	$72.1	$91.9	$23.1	$78.4	$101.5	$24.5	$81.3	$105.8	$23.3	$92.2	$115.5
	Balance	$6,100.4	$7,773.9	$13,874.3	$6,213.0	$8,012.6	$14,225.6	$6,277.6	$8,256.0	$14,533.6	$6,348.3	$8,453.7	$14,802.0	$6,432.5	$8,633.3	$15,065.8
	Original LTV	66.2%	77.8%	72.6%

*	22% Florida second lien concentration driving results
*	Second lien, Florida net charge-offs represent 56% of 1Q11 net charge-offs but just 22% of outstanding balances.
*	Net charge-offs in Florida approximately 4.5 times non-Florida net charge-off rate
*	Origination quality solid with an average FICO of 775 and an average LTV of 63%; Property value declines driving losses

Notes:	* Recoveries are pro-rated based on charge-off balances.
* Balances shown on an ending basis. Net loss rates calculated using average balances
* Original LTVs shown for current period only; prior period LTVs not materially different

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

(in millions)	1Q10	2Q10	3Q10	4Q10	1Q11
Net Charge-offs
Investor Real Estate (IRE)	$257	$216	$205	$205	$84
Commercial	128	117	143	197	126
Consumer Real Estate	177	167	160	148	150
Other Consumer	28	19	18	21	15

Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	590	519	526	571	375
Sales/Transfer to HFS	110	132	233	111	106

Total Net Charge-offs	$700	$651	$759	$682	$481
Net Loss / (Gain) - HFS Sales	6	(9)	(2)	(7)	—
HFS Write-downs (1)	10	5	7	21	2
OREO expense	42	40	65	61	39

Total Credit Costs	$758	$687	$829	$757	$522

(1)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Gross and Net NPA Migration Elevated

($ in millions)	1Q 2010	2Q 2010	3Q 2010	4Q 2010	1Q 2011
Beginning Non-Performing Assets¹	$4,412	$4,572	$4,275	$4,226	$3,918
Additions	$1,303	$865	$1,410	$1,021	$816
Resolutions[2]	(182)	(197)	(255)	(348)	(214)
Charge-Offs / OREO Write-Downs	(473)	(458)	(497)	(576)	(368)

Net Additions	$648	$210	$658	$97	$234

Non-Accrual Asset Sales	(386)	(336)	(511)	(309)	(106)
OREO Sales	(102)	(171)	(196)	(96)	(113)

Ending Non-Performing Assets¹	$4,572	$4,275	$4,226	$3,918	$3,933

Change Versus Previous Quarter	$160	($297)	($49)	($308)	$15

[1]	Includes Loans Held for Sale

[2]	Includes payments and returned to accruals

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Additional Financial and Operational Data

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Associate headcount	27,557	27,829	27,898	27,895	28,213
Total branch outlets	1,771	1,772	1,774	1,774	1,774
ATMs	2,144	2,148	2,150	2,162	2,198
Morgan Keegan offices	319	321	329	325	321

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The table below presents computations of earnings and certain other financial measures excluding regulatory charge (non-GAAP). The regulatory charge is included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the regulatory charge in expressing earnings and certain other financial measures, including “earnings (loss) per common share, excluding regulatory charge”, “return on average assets, excluding regulatory charge” and “return on average tangible common stockholders’ equity, excluding regulatory charge” (explained on next page) provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider the regulatory charge to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies and procedures in place to identify and address expenses that qualify for non-GAAP presentation, including authorization and system controls to ensure accurate period to period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the regulatory charge does not represent the amount that effectively accrues directly to stockholders (i.e. the regulatory charge is a reduction in earnings and stockholders’ equity).

		As of and for Quarter Ended
		03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
($ amounts in millions, except per share data)
Income (loss):
Net income (loss) (GAAP)		$69	$89	$(155)	$(277)	$(196)
Preferred dividends and accretion (GAAP)		(52)	(53)	(54)	(58)	(59)

Net income (loss) available to common shareholders (GAAP)	A	$17	$36	$(209)	$(335)	$(255)

Net income (loss) available to common shareholders (GAAP)		$17	$36	$(209)	$(335)	$(255)
Regulatory charge, net of tax		—	—	—	200	—

Net income (loss) available to common shareholders, excluding regulatory charge (non-GAAP)	B	$17	$36	$(209)	$(135)	$(255)

Weighted-average diluted shares	C	1,259	1,259	1,257	1,200	1,194
Earnings (loss) per common share - diluted (GAAP)	A/C	0.01	0.03	(0.17)	(0.28)	(0.21)
Earnings (loss) per common share, excluding regulatory charge - diluted (non-GAAP)	B/C	0.01	0.03	(0.17)	(0.11)	(0.21)

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses the efficiency ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income (GAAP) are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		As of and for Quarter Ended
		03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
($ amounts in millions)
Non-interest expense (GAAP)		$1,167	$1,266	$1,163	$1,326	$1,230
Adjustments:
Regulatory charge, net of tax		—	—	—	(200)	—
Loss on extinguishment of debt		—	(55)	—	—	(53)
Securities impairment, net		—	—	(1)	—	(1)
Branch consolidation costs		—	—	—	—	(8)

Adjusted non-interest expense (non-GAAP)	D	$1,167	$1,211	$1,162	$1,126	$1,168

Net interest income, taxable-equivalent basis (GAAP)		$872	$886	$876	$863	$839
Non-interest income (GAAP)		843	1,213	750	756	812
Adjustments:
Securities gains, net		(82)	(333)	(2)	—	(59)
Leveraged lease termination gains		—	(59)	—	—	(19)
Loss (gain) on sale of mortgage loans		3	(26)	—	—	—

Adjusted non-interest income (non-GAAP)		764	795	748	756	734

Adjusted total revenue (non-GAAP)	E	$1,636	$1,681	$1,624	$1,619	$1,573

Efficiency ratio (non-GAAP)	D/E	71.3%	72.0%	71.6%	69.5%	74.3%

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Reconciliation to GAAP Financial Measures

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Supervisory Capital Assessment Program (“SCAP”), these regulators began supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
		03/31/11	12/31/10	09/30/10	06/30/10	03/31/10
($ amounts in millions, except per share data)
RETURN ON AVERAGE ASSETS
Average assets (GAAP)	F	$131,212	$133,334	$133,729	$137,285	$139,565
Return on average assets (GAAP) (1)	A/F	0.05%	0.11%	-0.62%	-0.98%	-0.74%

Return on average assets, excluding regulatory charge (non-GAAP) (1)	B/F	0.05%	0.11%	-0.62%	-0.40%	-0.74%

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP)		$16,684	$17,046	$17,382	$17,559	$17,798
Less: Average intangible assets (GAAP)		5,935	5,961	5,989	6,019	6,046
Average deferred tax liability related to intangibles (GAAP)		(237)	(243)	(250)	(257)	(265)
Average preferred equity (GAAP)		3,383	3,374	3,364	3,576	3,605

Average tangible common stockholders’ equity (non-GAAP)	G	$7,603	$7,954	$8,279	$8,221	$8,412
Return on average tangible common stockholders’ equity (GAAP) (1)	A/G	0.89%	1.78%	-10.00%	-16.36%	-12.29%

Return on average tangible common stockholders’ equity, excluding regulatory charge (non-GAAP) (1)	B/G	0.89%	1.78%	-10.00%	-6.60%	-12.29%

TANGIBLE COMMON RATIOS
Stockholders’ equity (GAAP)		$16,619	$16,734	$17,163	$17,463	$17,638
Less: Preferred equity (GAAP)		3,389	3,380	3,370	3,360	3,610
Intangible assets (GAAP)		5,919	5,946	5,975	6,004	6,031
Deferred tax liability related to intangibles (GAAP)		(233)	(240)	(246)	(253)	(261)

Tangible common stockholders’ equity (non-GAAP)	H	$7,544	$7,648	$8,064	$8,352	$8,258
Total assets (GAAP)		$131,756	$132,351	$133,498	$135,340	$137,230
Less: Intangible assets (GAAP)		5,919	5,946	5,975	6,004	6,031
Deferred tax liability related to intangibles (GAAP)		(233)	(240)	(246)	(253)	(261)

Tangible assets (non-GAAP)	I	$126,070	$126,645	$127,769	$129,589	$131,460
Shares outstanding—end of quarter	J	1,256	1,256	1,256	1,256	1,192
Tangible common stockholders’ equity to tangible assets (non-GAAP)	H/I	5.98%	6.04%	6.31%	6.45%	6.28%
Tangible common book value per share (non-GAAP)	H/J	$6.00	$6.09	$6.42	$6.65	$6.93
TIER 1 COMMON RISK-BASED RATIO (2)
Stockholders’ equity (GAAP)		$16,619	$16,734	$17,163	$17,463	$17,638
Accumulated other comprehensive (income) loss		387	260	(208)	(306)	(144)
Non-qualifying goodwill and intangibles		(5,686)	(5,706)	(5,729)	(5,752)	(5,771)
Disallowed deferred tax assets		(463)	(424)	(427)	(443)	(932)
Disallowed servicing assets		(28)	(27)	(20)	(22)	(27)
Qualifying non-controlling interests		92	92	92	92	91
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$11,767	$11,775	$11,717	$11,878	$11,701
Qualifying non-controlling interests		(92)	(92)	(92)	(92)	(91)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		(3,389)	(3,380)	(3,370)	(3,360)	(3,610)

Tier 1 common equity (non-GAAP)	K	$7,440	$7,457	$7,409	$7,580	$7,154
Risk-weighted assets (regulatory)	L	94,068	94,966	97,088	98,653	100,323
Tier 1 common risk-based ratio (non-GAAP)	K/L	7.9%	7.9%	7.6%	7.7%	7.1%

(1)	Income statement amounts have been annualized in calculation
(2)	Current quarter amount and the resulting ratio is estimated

FINANCIAL SUPPLEMENT TO

FIRST QUARTER 2011 EARNINGS RELEASE

Forward-Looking Statements

This supplement may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act became law on July 21, 2010 and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity issues in the banking system. Proposed rules, including those that are part of the Basel III process, could require banking institutions to increase levels of capital. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•

The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock and warrant issued under TARP including restrictions on Regions’ ability to attract and retain talented executives and associates.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

•

Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

•

Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies and any adverse judicial, administrative or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and of natural disasters such as floods, droughts and hurricanes and the effects of man-made disasters such as the Gulf of Mexico oil spill.

•	Possible downgrades in ratings issued by rating agencies

•	Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s investment in TARP.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2010 as on file with the Securities and Exchange Commission.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551